STATE OF DELAWARE

                                [STATE INSIGNIA]

                          Office of Secretary of State

                      ------------------------------------

      I, GLENN C. KENTON, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF WALLACE INTERNATIONAL DE P.R. , FILED IN THIS OFFICE ON THE TWENTY-FOURTH DAY OF OCTOBER, A.D. 1983, AT 10 O'CLOCK A.M.

                               | | | | | | | | | |


                                        /s/ Glenn C. Kenton
                                        ------------------------------------
                                        Glenn C. Kenton, Secretary of State

                                        AUTHENTICATION:  |0094779

                                                  DATE:  10/24/1983

732970052
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                                                                    FILED

                                                                 OCT 24 1983

                                                             /s/ Glenn C. Kenton
                                                              SECRETARY OF STATE

                          CERTIFICATE OF INCORPORATION

                                       OF

                      WALLACE INTERNATIONAL de P.R., INC.

      FIRST: The name of the corporation is Wallace International de P.R., Inc.

      SECOND: The address of its registered office in the State of Delaware is No. 100 West Tenth Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

      THIRD: The nature or purposes of the business to be conducted or promoted is:

            To engage in any and all lawful acts or activities for which corporations may be now or hereafter organized under The General Corporation Law of Delaware.

      FOURTH: The total number of shares of capital stock which the corporation shall have authority to issue is one thousand (1,000) shares of Common Stock, par value Ten Dollars ($10.00) per share, amounting in the aggregate to Ten Thousand Dollars ($10,000.00).

      FIFTH: The name and mailing address of the sole incorporator is as follows:

                                   Arthur R. Miller
                                   135 South LaSalle Street
                                   Suite 1425
                                   Chicago, Illinois 60603

      SIXTH: The corporation is to have perpetual existence.

      SEVENTH: Meetings of the stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such places as may be designated from time to time by the Board of Directors or in the by-laws of the corporation. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

      EIGHTH: In furtherance of and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

            To make, alter or repeal the by-laws of the corporation.

            To authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation.

            To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

      NINTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

      THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purposes of forming a corporation pursuant to The General Corporation Law of the State of Delaware, does make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 21st day of October , 1983.


                                   /s/ Arthur R. Miller
                                   -----------------------
                                   Arthur R. Miller


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STATE OF ILLINOIS )
                  ) SS
COUNTY OF COOK )

      BE IT REMEMBERED that on this 21st day of October, l983 personally came before me, a Notary Public for the State of Illinois, Arthur R. Miller, the party to the foregoing certificate of incorporation, known to me personally to be such, and acknowledged the said certificate to be his act and deed and that the facts stated therein are true.

      GIVEN under my hand and seal of office the day and year aforesaid.


                                             /s/ Michelle Stein
                                             ------------------------
                                             Notary Public

                                                  RECEIVED FOR RECORD

                                                       OCT 24 1983

                                                LEO J. DUGAN, Jr. Recorder


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